Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	February 1, 2016
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, February 1, 2016 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter and full year ended December 31, 2015.

Fourth Quarter Highlights
Financial Results

•	Funds from operations (FFO) of $0.80 per share, up 2.6% from $0.78 per share in the fourth quarter of 2014

•	Net income available to common stockholders of $0.27 per share

•	Revenues of $147.4 million

Stabilized Portfolio

•	Stabilized portfolio was 94.8% occupied and 96.1% leased at December 31, 2015

•	Signed approximately 398,000 square feet of new or renewing leases

Development

•	Delivered and stabilized two buildings encompassing 340,000 rentable square feet at the Crossing/900 project in Redwood City. The office components of both buildings are 100% leased to Box, Inc.

Finance

•	Repaid $325.0 million of unsecured senior notes at maturity in November

•	Repaid, at par, two secured mortgages totaling $90.1 million

Full Year 2015 Highlights

•	Funds from operations (FFO) of $3.39 per share, which includes a $0.19 per share gain on a land sale, was up 19% from $2.85 per share in 2014, which includes a $0.04 per share gain on a land sale

•	Signed approximately 1.5 million square feet of new or renewing leases

•
Delivered and stabilized two office projects encompassing approximately 449,000 rentable square feet at Phase 1 of the Columbia Square project in Hollywood and the Crossing/900 project in Redwood City, which was stabilized in the fourth quarter, as noted above

•	Commenced construction on The Exchange on 16th, an approximately 700,000 square-foot, four building project in the Mission Bay submarket of San Francisco

•	Acquired two land sites for approximately $127.5 million of cash

•	100 Hooper is a fully entitled, 3.3 acre mixed-use development site in the south-of-market area of San Francisco. The purchase price was approximately $78.0 million in cash.

•	333 Dexter consists of four development parcels aggregating 2.4 acres in the South Lake Union submarket of Seattle. The purchase price was approximately $49.5 million.

•	Completed $335.2 million in dispositions, including nine buildings in San Diego, one building in Greater Seattle and one land parcel in Orange County

•	Received a one notch investment grade upgrade to Baa2 and BBB from Moody’s and S&P, respectively

•	Repaid a total of $475.3 million of unsecured and secured debt at par

•	Issued $138.2 million of net common equity under the company’s at-the-market (ATM) offering program

•	Issued $249.6 million of net common equity through a registered direct placement

•	Issued $400.0 million of 10-year, 4.375% senior unsecured notes

Recent Developments
Capital Recycling

•	In January 2016, completed the sale of four San Diego operating properties encompassing 465,812 rentable square feet for gross proceeds of $262.3 million

•	Also in January 2016, completed the sale of a non-strategic 7.6 acre land parcel in Carlsbad for gross proceeds of $4.5 million

Results for the Quarter and Full Year Ended December 31, 2015
For its fourth quarter ended December 31, 2015, KRC reported FFO of $76.7 million, or $0.80 per share, compared to $69.8 million, or $0.78 per share, in the fourth quarter of 2014. Net income available to common stockholders was $25.3 million, or $0.27 per share, compared to $27.5 million, or $0.32 per share, in the prior year period. Net income in the fourth quarter of 2014 included an $11.5 million gain from property dispositions. The company’s total revenues in the fourth quarter of 2015 were $147.4 million, up from $142.6 million in the fourth quarter of 2014.

For its fiscal year ended December 31, 2015, KRC reported FFO of $316.6 million, or $3.39 per share, compared to $250.7 million, or $2.85 per share, for its 2014 fiscal year. Net income available to common stockholders in 2015 totaled $220.8 million, or $2.42 per share, compared to $167.0 million, or $1.95 per share in 2014. Net income in 2015 included $127.1 million in gains from property and land dispositions, while net income in 2014 included $125.4 million of such gains. The company’s total revenues in 2015 were $581.3 million, up from $529.2 million in the prior year.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At December 31, 2015, KRC’s stabilized portfolio totaled approximately 13.0 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. During the fourth quarter, the company signed new or renewing leases in its stabilized portfolio totaling 397,736 square feet of space. At year-end 2015, the portfolio was 94.8% occupied, compared to 95.6% at September 30, 2015 and 94.4% at December 31, 2014, and was 96.1% leased.

Real Estate Development Activity
In November, KRC delivered and stabilized its two-building, 340,000 square-foot office campus, Crossing/900, located in Redwood City, California. The office component of the project is fully leased to Box, Inc., a leading provider of secure cloud content management services.

At December 31, 2015, KRC had five projects under construction totaling approximately 1.9 million square feet of space and representing a total estimated investment of approximately $1.2 billion. The office portion of these five projects is 50% pre-leased. The company also had one office building in lease-up that has a total estimated investment of approximately $45.0 million.

Management Comments
“KRC had another very strong year from an operating and development perspective in 2015, beating every performance target we had established for ourselves,” said John Kilroy, the company’s chairman, president and chief executive officer.  “Within our stabilized portfolio, a solid leasing effort increased average occupancy, delivered meaningful rental-rate growth and produced solid gains in cash same-store net operating income. In development, we delivered approximately 450,000 square feet of fully leased office projects and selectively added to our pipeline.  We also executed a strategic capital recycling program in 2015, completing approximately $335.0 million of dispositions that allowed us to continue to fund our existing development program while maintaining a strong balance sheet.”

FFO per Share Guidance
The company has provided an initial guidance range for NAREIT-defined FFO per share (diluted) for its fiscal year 2016 of $3.31 - $3.51 per share, with a midpoint of $3.41 per share. This compares to FFO of $3.20 per share in 2015 after adjusting for a $0.19 per share gain on a land sale.

These estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. These estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. There can be no assurance that the company’s actual results will not differ materially from these estimates. A reconciliation of the company’s NAREIT defined FFO guidance range to its projected net income range is provided at the company's website http://www.kilroyrealty.com in the quarterly supplemental report.

Conference Call and Audio Webcast
KRC management will discuss initial earnings guidance for fiscal year 2016 during the company’s February 1, 2016 earnings conference call. The call will begin at 11:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888)

713-4215 reservation #77144636. A replay of the conference call will be available via phone through February 9, 2016 at (888) 286-8010, reservation #92036268, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With more than 65 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At December 31, 2015, the company’s stabilized portfolio totaled 13.0 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. The company is recognized by the Global Real Estate Sustainability Benchmark (GRESB) as the North American leader in sustainability and was ranked first among 155 North American participants across all asset types. At the end of the fourth quarter, the company’s properties were 47% LEED certified and 64% of eligible properties were ENERGY STAR certified. In addition, KRC had approximately 1.9 million square feet of office and mixed-use development under construction with a total estimated investment of approximately $1.2 billion. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues from continuing operations	$147,413	$141,765	$581,275	$521,725

Revenues including discontinued operations	$147,413	$142,628	$581,275	$529,222

Net income available to common stockholders (1)(2)	$25,323	$27,540	$220,831	$166,969

Weighted average common shares outstanding – basic	92,160	84,767	89,854	83,090
Weighted average common shares outstanding – diluted	92,791	85,956	90,396	84,968

Net income available to common stockholders per share – basic (1)(2)	$0.27	$0.32	$2.44	$1.99
Net income available to common stockholders per share – diluted (1)(2)	$0.27	$0.32	$2.42	$1.95

Funds From Operations (1)(3)(4)	$76,673	$69,817	$316,612	$250,744

Weighted average common shares/units outstanding – basic (5)	95,095	87,809	92,816	86,123
Weighted average common shares/units outstanding – diluted (5)	95,726	88,997	93,358	88,001

Funds From Operations per common share/unit – basic (5)	$0.81	$0.80	$3.41	$2.91
Funds From Operations per common share/unit – diluted (5)	$0.80	$0.78	$3.39	$2.85

Common shares outstanding at end of period			92,259	86,260
Common partnership units outstanding at end of period			1,765	1,804
Total common shares and units outstanding at end of period			94,024	88,064

			December 31, 2015	December 31, 2014
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			95.1%	92.8%
Orange County			94.0%	98.7%
San Diego County			89.6%	90.9%
San Francisco Bay Area			98.1%	97.3%
Greater Seattle			95.1%	98.1%
Weighted average total			94.8%	94.4%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,614	3,506
Orange County			272	272
San Diego County			2,851	4,244
San Francisco Bay Area			4,229	3,887
Greater Seattle			2,066	2,188
Total			13,032	14,097
________________________

(1)	Net income available to common stockholders and Funds From Operations for the year ended December 31, 2015 and 2014 includes gains on sale of land, net of $17.1 million and $3.5 million, respectively.

(2)
Net income available to common stockholders for the year ended December 31, 2015 includes gains of sales of depreciable operating properties of $110.0 million. Net income available to common stockholders for the three months and year ended December 31, 2014 includes gains on dispositions of discontinued operations of $11.5 million and $121.9 million, respectively.

(3)	Reconciliation of Net income available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(4)	Reported amounts are attributable to common stockholders and common unitholders.

(5)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2014 include the office properties that were sold during 2015 and held for sale at December 31, 2015.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2015	December 31, 2014
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$875,794	$877,633
Buildings and improvements	4,091,012	4,059,639
Undeveloped land and construction in progress	1,361,340	1,120,660
Total real estate assets held for investment	6,328,146	6,057,932
Accumulated depreciation and amortization	(994,241)	(947,664)
Total real estate assets held for investment, net	5,333,905	5,110,268

Real estate assets and other assets held for sale, net	117,666	8,211
Cash and cash equivalents	56,508	23,781
Restricted cash	696	75,185
Marketable securities	12,882	11,971
Current receivables, net	11,153	7,229
Deferred rent receivables, net	189,704	156,416
Deferred leasing costs and acquisition-related intangible assets, net	176,683	201,926
Deferred financing costs, net	17,628	18,374
Prepaid expenses and other assets, net	22,644	20,375
TOTAL ASSETS	$5,939,469	$5,633,736

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$381,918	$546,292
Unsecured debt, net	1,856,590	1,783,121
Unsecured line of credit	—	140,000
Accounts payable, accrued expenses and other liabilities	246,323	225,830
Accrued distributions	34,992	32,899
Deferred revenue and acquisition-related intangible liabilities, net	128,156	132,239
Rents received in advance and tenant security deposits	49,361	49,363
Liabilities of real estate assets held for sale	7,543	56
Total liabilities	2,704,883	2,909,800

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	923	863
Additional paid-in capital	3,047,894	2,635,900
Distributions in excess of earnings	(70,262)	(162,964)
Total stockholders’ equity	3,170,966	2,666,210
Noncontrolling Interests
Common units of the Operating Partnership	57,100	51,864
Noncontrolling interest in consolidated subsidiary	6,520	5,862
Total noncontrolling interests	63,620	57,726
Total equity	3,234,586	2,723,936
TOTAL LIABILITIES AND EQUITY	$5,939,469	$5,633,736

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES
Rental income	$133,463	$127,417	$525,355	$466,328
Tenant reimbursements	13,494	13,318	53,774	46,717
Other property income	456	1,030	2,146	8,680
Total revenues	147,413	141,765	581,275	521,725

EXPENSES
Property expenses	27,114	25,066	105,378	100,514
Real estate taxes	12,991	12,469	50,223	45,197
Provision for bad debts	256	—	545	58
Ground leases	645	769	3,096	3,075
General and administrative expenses	12,065	12,346	48,265	46,152
Acquisition-related expenses	100	211	497	1,479
Depreciation and amortization	51,727	53,770	204,294	202,417
Total expenses	104,898	104,631	412,298	398,892

OTHER (EXPENSES) INCOME
Interest income and other net investment gain (loss)	66	(26)	243	561
Interest expense	(13,121)	(17,691)	(57,682)	(67,571)
Total other (expenses) income	(13,055)	(17,717)	(57,439)	(67,010)

INCOME FROM CONTINUING OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	29,460	19,417	111,538	55,823
Gains on sale of land, net	(152)	—	17,116	3,490
Gains on sales of depreciable operating properties	—	—	109,950	—
INCOME FROM CONTINUING OPERATIONS	29,308	19,417	238,604	59,313

DISCONTINUED OPERATIONS:
Income from discontinued operations	—	482	—	2,573
Gains on dispositions of discontinued operations	—	11,531	—	121,922
Total income from discontinued operations	—	12,013	—	124,495

NET INCOME	29,308	31,430	238,604	183,808

Net income attributable to noncontrolling common units of the Operating Partnership	(489)	(578)	(4,339)	(3,589)
Net income attributable to noncontrolling interest in consolidated subsidiary	(184)	—	(184)	—
Total income attributable to noncontrolling interests	(673)	(578)	(4,523)	(3,589)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	28,635	30,852	234,081	180,219

PREFERRED DIVIDENDS	(3,312)	(3,312)	(13,250)	(13,250)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$25,323	$27,540	$220,831	$166,969

Weighted average common shares outstanding – basic	92,160	84,767	89,854	83,090
Weighted average common shares outstanding – diluted	92,791	85,956	90,396	84,968

Net income available to common stockholders per share – basic	$0.27	$0.32	$2.44	$1.99
Net income available to common stockholders per share – diluted	$0.27	$0.32	$2.42	$1.95

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income available to common stockholders	$25,323	$27,540	$220,831	$166,969
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	489	578	4,339	3,589
Depreciation and amortization of real estate assets	50,861	53,230	201,392	202,108
Gains on sales of depreciable real estate	—	(11,531)	(109,950)	(121,922)
Funds From Operations (1)(2)(3)	$76,673	$69,817	$316,612	$250,744

Weighted average common shares/units outstanding – basic	95,095	87,809	92,816	86,123
Weighted average common shares/units outstanding – diluted	95,726	88,997	93,358	88,001

Funds From Operations per common share/unit – basic (3)	$0.81	$0.80	$3.41	$2.91
Funds From Operations per common share/unit – diluted (3)	$0.80	$0.78	$3.39	$2.85
 ________________________

(1)
We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.4 million and $3.3 million for the three months ended December 31, 2015 and 2014, respectively and $13.3 million and $11.0 million for the years ended December 31, 2015 and 2014, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.